UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement
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American Patriot Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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American Patriot Financial Group, Inc.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 29, 2010

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at

www.americanpatriotbank.com/investor_2010.htm

If you want to request a paper or email copy of the proxy materials, you may send your request by June 15, 2010 to American Patriot Financial Group, Inc., P.O.Box 610, Greeneville, Tennessee 37744, Attention: Sherilyn Bannach, or by calling 423-636-1555 or emailing stock@americanpatriotbank.com. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.

If you wish to vote your shares in person at the Annual Meeting, you will need to request a ballot at the meeting. Directions to the meeting can be obtained by following instructions in the proxy statement.

PLEASE NOTE - YOU CAN NOT VOTE BY RETURNING THIS NOTICE

AMERICAN PATRIOT FINANCIAL GROUP, INC. Notice of Annual Meeting

Date: Tuesday, June 29, 2010 Time: 2:30 PM Eastern Daylight Time Place: General Morgan Inn, 111 North Main Street, Greeneville, Tennessee
The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this Proxy Statement, are as follows:

1. To elect two (2) Class III directors to serve until the 2013 annual meeting of shareholders and until their successors are duly elected and qualifed and to elect one (1) Class I director to serve until the 2011 annual meeting of shareholders and until his successor is duly elected and qualified;
2. To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm; and
3. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the approval of all of the Proposals.